UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, 99 Cents Only Stores LLC (the “Company”) entered into a consulting agreement with Bradley Lukow, its former Chief Financial Officer, Treasurer and Secretary, pursuant to which he will provide transition and other services to the Company until June 21, 2016, unless earlier terminated pursuant to the terms of the consulting agreement.  Mr. Lukow will be entitled to a monthly consulting fee of $3,000 per month during the term of the consulting agreement.  In January 2014, Mr. Lukow received a signing bonus from the Company of $550,000.  Each month during the term of the consulting agreement, Mr. Lukow will be required to pay the full monthly consulting fee to the Company toward repayment of the signing bonus.  At the end of the consulting term, Mr. Lukow will not be required to repay the remainder of the signing bonus to the Company if the consulting agreement is not terminated by the Company for cause and Mr. Lukow executes a release of claims in favor of the Company.

The foregoing description of the consulting agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the consulting agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and by this reference incorporated herein.

Item 9.01                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated July 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: July 9, 2015	By:	/s/ Michael Fung
Michael Fung
Interim Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated July 6, 2015